WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE>                     5
<CIK>                         0001011417
<NAME>                        Homes For America Holdings, Inc.
<MULTIPLIER>                  1
<CURRENCY>                    US DOLLARS
